Exhibit 99.1

News Release
Weatherford Reports Third Quarter Results of $0.66 Per Diluted Share
25 Percent Increase Over Prior Quarter
HOUSTON, October 22, 2006 — Weatherford International Ltd. (NYSE: WFT) today reported record third quarter 2006 net income of $234.2 million from continuing operations, or $0.66 per diluted share. Third quarter diluted earnings per share reflected an improvement of 25 percent from the second quarter and 78 percent over the third quarter of 2005 diluted earnings per share of $0.37, before charges.
Revenues for the third quarter were $1.7 billion, the highest level recorded in company history. Third quarter revenues improved 58 percent over the same period last year. Sequentially, revenues rose 10 percent, led by the continued Eastern Hemisphere growth and the seasonal recovery in Canada.
In the first nine months of 2006, revenues were $4.8 billion and income from continuing operations was $626.2 million, before the second quarter non-recurring charge, or $1.75 per diluted share. In 2005, the company reported revenues for the first nine months of $2.9 billion, and income from continuing operations before charges of $298.8 million, or $0.98 per diluted share.

Evaluation, Drilling & Intervention Services
The division’s revenues for the quarter were $1,100.1 million, a 75 percent increase above the same quarter in the prior year and a 14 percent increase from the prior quarter. Geographically, Canada had the highest sequential growth at 50 percent, driven by the seasonal recovery. The Eastern Hemisphere registered a sequential 13 percent improvement, essentially driven by the Middle East region. The United States revenues rose 10 percent sequentially, bolstered by strong activity levels. On a product line basis, wireline and re-entry led the growth.
Operating income of $293.0 million was more than two times the same quarter in the prior year and 22 percent higher than the preceding quarter. Operating income margins, excluding research and development, were 26.6 percent, 380 basis points higher than the third quarter of 2005 and 160 basis points above the prior quarter.
Completion & Production Systems
The division’s third quarter revenues of $596.7 million were led by a strong performance in Asia and the seasonal recovery in Canada. This division’s performance reflected improvements in its engineered chemicals and progressing cavity pump product lines.
The current quarter’s operating income of $131.1 million is nearly double the same quarter in the prior year and 13 percent higher as compared to the second quarter of 2006. Operating income margins improved 690 basis points since the prior year’s third quarter and 180 basis points sequentially.

Share Repurchase Program
During the third quarter the company repurchased 6.3 million shares for $269.0 million as part of the current $1.0 billion Share Repurchase Program. The company has repurchased 12.1 million shares year-to-date for an aggregate price of $531.5 million.
Non-GAAP
Non-GAAP performance measures and corresponding reconciliations to GAAP financial measures have been provided for meaningful comparisons between current results and results in prior operating periods.
Conference Call
The company will host a conference call with financial analysts to discuss the 2006 third quarter results on October 23, 2006 at 7:00 a.m. (CDT). The company invites investors to listen to the conference call at the company’s website, http://www.weatherford.com under the “investor relations” section or by dialing (800) 237-9752 or (617) 847-8706 for international calls, passcode “Weatherford”. A replay will be available until 5:00 PM (CDT) on October 31, 2006. The number for the replay is (888) 286-8010, or (617) 801-6888, passcode 74499000.
Weatherford is one of the largest global providers of innovative mechanical solutions, technology and services for the drilling and production sectors of the oil and gas industry. Weatherford operates in over 100 countries and employs approximately 32,000 people worldwide.
#   #   #

Contact:	Lisa W. Rodriguez Chief Financial Officer	(713) 693-4746

	Andrew P. Becnel Vice President — Finance	(713) 693-4136
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning, among other things, Weatherford’s prospects for its operations which are subject to certain risks, uncertainties and assumptions. These risks and uncertainties, which are more fully described in Weatherford International Ltd.’s reports and registration statements filed with the SEC, include the impact of oil and natural gas prices and worldwide economic conditions on drilling activity, the demand for and pricing of Weatherford’s products and services, domestic and international economic and regulatory conditions and changes in tax and other laws affecting our business. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary materially from those currently anticipated.

Weatherford International Ltd.
Consolidated Condensed Statements of Income
(In 000’s, Except Per Share Amounts)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2006	2005	2006	2005
Net Revenues:
Evaluation, Drilling & Intervention Services	$1,100,059	$627,690	$3,071,829	$1,608,693
Completion & Production Systems	596,694	449,126	1,699,511	1,263,124

	1,696,753	1,076,816	4,771,340	2,871,817

Operating Income (Expense):
Evaluation, Drilling & Intervention Services	292,978	143,294	805,150	374,670
Completion & Production Systems	131,079	67,784	339,184	179,237
Research and Development	(38,241)	(27,140)	(112,045)	(72,062)
Equity in Earnings (Losses)	(190)	2,991	5,737	7,114
Corporate Expenses	(24,718)	(19,159)	(68,481)	(53,378)
Exit Costs and Restructuring Charges	—	(97,258)	(2,770)	(99,995)

	360,908	70,512	966,775	335,586

Other Income (Expense):
Debt Redemption Expense	—	(4,733)	—	(4,733)
Debt Redemption Expense of Unconsolidated Affiliate	—	—	—	(4,025)
Other, Net	(6,161)	10,966	(19,651)	16,197
Interest Expense, Net	(27,591)	(17,197)	(70,294)	(45,834)

Income from Continuing Operations Before Income Taxes	327,156	59,548	876,830	297,191
Provision for Income Taxes	(92,953)	(12,249)	(252,463)	(74,732)

Income from Continuing Operations	234,203	47,299	624,367	222,459
Income from Discontinued Operation, Net of Taxes	—	587	—	1,211

Net Income	$234,203	$47,886	$624,367	$223,670

Basic Earnings Per Share:
Income from Continuing Operations	$0.68	$0.16	$1.79	$0.78
Income from Discontinued Operation	0.00	0.00	0.00	0.01

Net Income	$0.68	$0.16	$1.79	$0.79

Diluted Earnings Per Share:
Income from Continuing Operations	$0.66	$0.15	$1.75	$0.74
Income from Discontinued Operation	0.00	0.00	0.00	0.00

Net Income	$0.66	$0.15	$1.75	$0.74

Weighted Average Shares Outstanding:
Basic	345,733	300,972	347,915	284,824
Diluted	354,471	311,788	356,905	311,416

Weatherford International Ltd.
Selected Income Statement Information
(In 000’s)

	Three Months
	Ended
	9/30/2006	6/30/2006	3/31/2006	12/31/2005	9/30/2005
Net Revenues:
Evaluation, Drilling & Intervention Services	$1,100,059	$965,504	$1,006,266	$920,052	$627,690
Completion & Production Systems	596,694	573,072	529,745	541,358	449,126

	$1,696,753	$1,538,576	$1,536,011	$1,461,410	$1,076,816

Operating Income (Expense):
Evaluation, Drilling & Intervention Services	$292,978	$240,959	$271,213	$209,630	$143,294
Completion & Production Systems	131,079	115,894	92,211	89,629	67,784
Research and Development	(38,241)	(37,361)	(36,443)	(35,300)	(27,140)
Equity in Earnings (Losses)	(190)	3,293	2,634	3,313	2,991
Corporate Expenses	(24,718)	(21,507)	(22,256)	(21,039)	(19,159)
Exit Costs and Restructuring Charges	—	(2,770)	—	(16,977)	(97,258)

	$360,908	$298,508	$307,359	$229,256	$70,512

Supplemental Information
(In 000’s)

	Three Months
	Ended
	9/30/2006	6/30/2006	3/31/2006	12/31/2005	9/30/2005
Geographic Revenues:
Eastern Hemisphere	$568,793	$520,186	$451,482	$478,796	$373,485
United States	659,711	620,335	542,803	508,517	410,725
Canada	294,296	219,418	379,631	316,985	188,787
Latin America	173,953	178,637	162,095	157,112	103,819

	$1,696,753	$1,538,576	$1,536,011	$1,461,410	$1,076,816

Depreciation and Amortization:
Evaluation, Drilling & Intervention Services	$95,963	$89,613	$90,112	$88,243	$58,988
Completion & Production Systems	25,136	22,839	22,712	21,189	20,982
Research and Development	1,813	1,867	1,896	1,744	1,431
Corporate	596	700	783	773	549

	$123,508	$115,019	$115,503	$111,949	$81,950

Research and Development:
Evaluation, Drilling & Intervention Services	$25,036	$23,064	$21,963	$21,612	$14,624
Completion & Production Systems	13,205	14,297	14,480	13,688	12,516

	$38,241	$37,361	$36,443	$35,300	$27,140

Selected Balance Sheet Information
(In 000’s)

	September 30,	December 31,
	2006	2005
Cash	$120,292	$134,245
Accounts Receivable, Net	1,522,188	1,259,990
Inventories	1,168,952	890,121
Accounts Payable	475,029	476,363
Short-Term Borrowings and Long-Term Debt	2,204,412	1,586,837
Shareholders’ Equity	5,961,622	5,666,817

We report our financial results in accordance with generally accepted accounting principles (GAAP). However, Weatherford’s management believes that certain non-GAAP performance measures and ratios may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. One such non-GAAP financial measure we may present from time to time is operating income or income from continuing operations excluding certain charges or amounts. This adjusted income amount is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for operating income, net income or other income data prepared in accordance with GAAP. See the table below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended June 30, 2006 and September 30, 2005 and the nine months ended September 30, 2006 and 2005. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP.
Weatherford International Ltd.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except per share data)

	Three Months Ended			Three Months Ended			Nine Months Ended
	June 30,			September 30,			September 30,			September 30,
	2006			2005			2006			2005
Operating Income:
GAAP Operating Income	$298,508			$70,512			$966,775			$335,586
Exit costs and restructuring charges	2,770	(a	)	97,258	(b	)	2,770	(a	)	99,995	(c	)

Non-GAAP Operating Income	$301,278			$167,770			$969,545			$435,581

Other Income (Expense), net:
GAAP Other Income (Expense), net	$(35,086)			$(10,964)			$(89,945)			$(38,395)
Other charges	—			4,733	(b	)	—			8,758	(c	)

Non-GAAP Other Income (Expense), net	$(35,086)			$(6,231)			$(89,945)			$(29,637)

Income from Continuing Operations:
GAAP Income from Continuing Operations	$186,847			$47,299			$624,367			$222,459
Total charges, net of tax	1,800	(a	)	70,251	(b	)	1,800	(a	)	76,301	(c	)

Non-GAAP Income from Continuing Operations	$188,647			$117,550			$626,167			$298,760

Diluted Earnings Per Share:
GAAP Diluted Earnings per Share	$0.52			$0.15			$1.75			$0.74
Total charges	0.01	(a	)	0.22	(b	)	—	(a	)	0.24	(c	)

Non-GAAP Diluted Earnings per Share	$0.53			$0.37			$1.75			$0.98

GAAP Diluted Weighted Average Shares	358,433			311,788			356,905			311,416
Non-GAAP Diluted Weighted Average Shares	358,433			323,510			356,905			311,416
Note (a): This amount represents severance charges associated with the integration of the Precision acquisition. On an after tax basis, these charges approximated $1.8 million, or one cent per diluted share, during the three months ended June 30, 2006.
Note (b): These amounts represent exit costs and restructuring charges associated with the acquisition of Precision and debt redemption expense incurred with the settlement of the Zero Coupon Convertible Debentures. On an after tax basis, these costs approximated $70.3 million, or twenty-two cents per diluted share, during the three months ended September 30, 2005.
Note (c): These amounts represent exit costs and restructuring charges associated with the acquisition of Precision, debt redemption expense incurred with the settlement of the Zero Coupon Convertible Debentures and debt restructuring costs related to our equity investment in Universal Compression Holdings, Inc. On an after tax basis, these costs approximated $76.3 million, or twenty-four cents per diluted share, during the nine months ended September 30, 2005.